                                                                    EXHIBIT 5(a)

                                December 3, 1996



Wells Fargo & Company
Wells Fargo Capital I
Wells Fargo Capital II
Wells Fargo Capital III
420 Montgomery Street
San Francisco, California 94163

          Re:  Wells Fargo & Company, Wells Fargo Capital I, Wells Fargo
               Capital II, and Wells Fargo Capital III-Registration Statement on Form S-3 filed with the Securities and Exchange Commission on October 31, 1996

Ladies and Gentlemen:

          In connection with the registration by you pursuant to the above referenced Registration Statement under the Securities Act of 1933, as amended, of debentures, guarantees, debt securities, preferred stock and common stock of Wells Fargo & Company, and Quarterly Income Preferred Securities of Wells Fargo Capital I, Wells Fargo Capital II and Wells Fargo Capital III, (collectively the "Offered Securities") with an aggregate public offering price of $750,000,000 we advise you that, in our opinion, when the Offered Securities have been issued and sold as contemplated by the above Registration Statement and upon the receipt of the requisite consideration therefor, the Offered Securities will be valid and legally binding obligations of Wells Fargo & Company, and Wells Fargo Capital I, Wells Fargo Capital II and Wells Fargo Capital III, respectively, and, if applicable, fully paid and nonassessable.

                                                                December 3, 1996
                                                                          Page 2

Wells Fargo & Company
Wells Fargo Capital I
Wells Fargo Capital II
Wells Fargo Capital III

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the captions "Validity of Securities" and "Legal Opinions" therein.


                              Very truly yours,

                              /s/ Brobeck, Phleger & Harrison LLP

                              BROBECK, PHLEGER & HARRISON LLP